EXHIBIT 4.1








                         WILSHIRE SERVICING CORPORATION
                                 Master Servicer


                           AMERIQUEST MORTGAGE COMPANY
                                    Servicer


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                Indenture Trustee


                                       and


                        WILSHIRE REIT TRUST SERIES 1998-1
                                     Issuer



                    -----------------------------------------

                               SERVICING AGREEMENT
                          Dated as of September 1, 1998

                    -----------------------------------------



                        Asset-Backed Floating Rate Notes
                                 Series 1998-11





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                                TABLE OF CONTENTS

         SECTION                                                                                               PAGE
         -------                                                                                               ----

ARTICLE I

         DEFINITIONS

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         1.01.     Defined Terms..................................................................................1

ARTICLE II

         REPRESENTATIONS AND WARRANTIES

         2.01.     Enforcement of Representations and Warranties.................................................23
         2.02.     Existence.....................................................................................25
         2.03.     Representations, Warranties and Covenants of the Servicer and the Master
                   Servicer......................................................................................25

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF THE MORTGAGE LOANS

         3.01.     Servicer to Act as Servicer...................................................................29
         3.02.     Sub-Servicing Agreements Between the Servicer and Sub-Servicers...............................30
         3.03.     Successor Sub-Servicers.......................................................................31
         3.04.     Liability of the Servicer.....................................................................32
         3.05.     No Contractual Relationship Between Sub-Servicers and Indenture Trustee,
                   Issuer or Noteholders.........................................................................32
         3.06.     Assumption or Termination of Sub-Servicing Agreements by
                   Indenture Trustee.............................................................................32
         3.07.     Collection of Certain Mortgage Loan Payments..................................................33
         3.08.     Sub-Servicing Accounts........................................................................33
         3.09.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts........................34
         3.10.     Collection Account............................................................................35
         3.11.     Withdrawals from the Collection Account.......................................................37
         3.12.     Investment of Funds in the Collection Account.................................................38
         3.13.     [intentionally omitted].......................................................................39
         3.14.     Maintenance of Hazard Insurance and Errors and Omissions and
                   Fidelity Coverage.............................................................................39
         3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.....................................41
         3.16.     Realization Upon Defaulted Mortgage Loans.....................................................42
         3.17.     Indenture Trustee to Cooperate; Release of Mortgage Files.....................................44
         3.18.     Servicing Compensation........................................................................45
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         SECTION                                                                                               PAGE
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         3.19.     Reports to the Indenture Trustee; Collection Account Statements...............................45
         3.20.     Statement as to Compliance....................................................................46
         3.21.     Independent Public Accountants' Servicing Report..............................................46
         3.22.     Access to Certain Documentation...............................................................47
         3.23.     Title, Management and Disposition of REO Property.............................................47
         3.24.     Obligations of the Servicer in Respect of Prepayment Interest Shortfalls......................49
         3.25.     Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments
                                                                                                                 49

ARTICLE IV

         REMITTANCE REPORTS; P&I ADVANCES

         4.01.     Remittance Reports; P&I Advances..............................................................50
         4.02.     Determination of Realized Losses..............................................................51

ARTICLE V

         THE SERVICER

         5.01.     Liability of the Servicer.....................................................................52
         5.02.     Merger or Consolidation of the Servicer.......................................................52
         5.03.     Limitation on Liability of the Master Servicer, Servicer and Others...........................52
         5.04.     Limitation on Resignation of the Servicer.....................................................53
         5.05.     Rights of the Indenture Trustee and the Issuer in Respect of the Servicer.....................54
         5.06.     Indemnification of the Indenture Trustee......................................................54

ARTICLE VI

         DEFAULT

         6.01.     Servicer Events of Default....................................................................56
         6.02.     Master Servicer or Indenture Trustee to Act; Appointment of Successor.........................58
         6.03.     Notification to Noteholders...................................................................60
         6.04.     Waiver of Servicer Events of Default..........................................................60
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         SECTION                                                                                               PAGE
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ARTICLE VII

         MISCELLANEOUS PROVISIONS

         7.01.     Amendment.....................................................................................61
         7.02.     Governing Law.................................................................................61
         7.03.     Notices.......................................................................................61
         7.04.     Severability of Provisions....................................................................62
         7.05.     Article and Section References................................................................62
         7.06.     Third-Party Beneficiaries.....................................................................62
         7.07.     Counterparts..................................................................................62
         7.08      Termination...................................................................................62
         7.09.     Partial Optional Redemption of the Notes......................................................62
         7.10.     No Recourse...................................................................................63
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         EXHIBITS

         Exhibit A-1       Request for Release
         Exhibit A-2       Request for Release Mortgage Loans paid in full

         Schedule 1        Mortgage Loan Schedule
         Schedule 2        Prepayment Charge Schedule
         Schedule 3        Schedule of Mortgage Loans from Series 1996-LB3
         Schedule 4 Schedule of Mortgage Loans from Series 1997-LB1 and Series 1996-LB3





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                   This Servicing Agreement, is dated and effective as of
September 1, 1998, among WILSHIRE SERVICING CORPORATION as Master Servicer, AMERIQUEST MORTGAGE COMPANY as Servicer, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Indenture Trustee and Wilshire REIT Trust Series 1998-1 as Issuer.

                             PRELIMINARY STATEMENT:

                   WHEREAS, the Master Servicer and Servicer are engaged in the business of servicing sub-prime mortgage loans;

                   WHEREAS, the Issuer desires to pledge to the Indenture Trustee certain mortgage loans, identified on Schedule 1 hereto (the "Mortgage Loans") in connection with the issuance of the Asset-Backed Floating Rate Notes, Series 1998-11 (the "Notes");

                   WHEREAS, the Issuer desires to contract with the Master Servicer and the Servicer for the servicing responsibilities associated with such Mortgage Loans; and

                   WHEREAS, the Issuer, the Master Servicer, the Servicer and the Indenture Trustee desire to execute this Agreement to define each party's rights, duties and obligations relating to the servicing of the Mortgage Loans;

                   NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                   SECTION 1.01.            Defined Terms.

                   Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                   "Adjustable Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                   "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

                   "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership

                                       -1-



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of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

                   "Agreement": This Servicing Agreement and all amendments hereof and supplements hereto.

                   "Available Payment Amount": With respect to any Payment Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Payment Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Payment Account for such Payment Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Payment Account by the Servicer in respect of Prepayment Interest Shortfalls for such Payment Date pursuant to Section 3.24,
(d) the aggregate of any P&I Advances made by the Servicer for such Payment Date pursuant to Section 4.01 and (e) the aggregate of any advances made by the Master Servicer or the Indenture Trustee for such Payment Date pursuant to
Section 6.02, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Master Servicer, the Servicer, the Indenture Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or
Section 3.12 or pursuant to Section 6.07 of the Indenture, (v) Stayed Funds,
(vi) the Indenture Trustee Fee, the Expense Fee and the Master Servicing Fee payable from the Payment Account pursuant to the Indenture, (vii) amounts deposited in the Collection Account or the Payment Account in error and (viii) the amount of any Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans and
(y) amounts reimbursable to the Master Servicer or the Indenture Trustee for an advance made pursuant to Section 6.02(b), which advance the Master Servicer or the Indenture Trustee, as applicable, has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                   "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                   "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                   "Basic Document": The Owner Trust Agreement, the Certificate of Trust, the Indenture, the Mortgage Loan Purchase Agreement, the Ownership Transfer Agreement, the Servicing Agreement and the other documents and certificates delivered in connection with any of the above.

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                   "Book-Entry Notes":  Any Note registered in the name of the
Depository or its nominee. Initially, the Book-Entry Notes will be the Class A Notes and the Mezzanine Notes.

                   "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of Maryland or the State of New York, or in the city in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                   "Business Trust Statute": Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss.ss.3801 ET SEQ., as the same may be amended from time to time.

                   "Certificate of Trust": The Certificate of Trust filed for the Issuer pursuant to Section 3810(a) of the Business Trust Statute.

                   "Certificateholder": The Person in whose name an Equity Certificate is registered in the Certificate Register.

                   "Class": Collectively, all of the Notes bearing the same class designation.

                   "Class A Note": Any one of the Class A Notes authorized by the Indenture, substantially in the form annexed as Exhibit A-1 to the Indenture.

                   "Class M-1 Note": Any one of the Class M-1 Notes authorized by the Indenture, substantially in the form annexed as Exhibit A-2 to the Indenture.

                   "Class M-2 Note": Any one of the Class M-2 Notes authorized by the Indenture, substantially in the form annexed as Exhibit A-3 to the Indenture.

                   "Class M-3 Note": Any one of the Class M-3 Notes authorized by the Indenture, substantially in the form annexed as Exhibit A-4 to the Indenture.

                   "Closing Date": September 30, 1998.

                   "Code":  The Internal Revenue Code of 1986.

                   "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled, "Ameriquest Mortgage Company, as Servicer for Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the registered holders of , Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Floating Rate Notes, Series 1998-11". The Collection Account must be an Eligible Account.

                   "Corporate Trust Office": With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is

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located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer, the Owner Trustee, the Master Servicer and the Servicer. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at, which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801,
Attention: Wilshire REIT Trust Series 1998- 1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Certificateholders, the Issuer, the Indenture Trustee, the Master Servicer and the Servicer.

                   "Cumulative Loss Percentage": With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                   "Custodial Agreement": An agreement that may be entered into among the Issuer, the Master Servicer, the Servicers, the Indenture Trustee and a Custodian in the form of Exhibit C annexed to the Indenture or a similar agreement assigned to the Indenture Trustee with respect to the Mortgage Loans.

                   "Custodian": A Custodian, which shall not be the Issuer, the Master Servicer, the Servicer, the Depositor, the Seller, the Transferor, the Owner Trustee or any Affiliate of any of them, appointed pursuant to a Custodial Agreement.

                   "Cut-off Date": With respect to each Original Mortgage Loan, September 1, 1998. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                   "DCR": Duff & Phelps Credit Rating Co. or its successor in interest.

                   "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                   "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.


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                   "Deleted Mortgage Loan":  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                   "Depositor": Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

                   "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Notes that are to be Book-Entry Notes, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                   "Depository Institution": Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated D-1+ by DCR (if rated by DCR) and A-1 by S&P (or comparable ratings if DCR and S&P are not the Rating Agencies).

                   "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                   "Determination Date": With respect to each Payment Date, the 15th day of the calendar month in which such Payment Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                   "Due Date": With respect to each Payment Date, the first day of the calendar month in which such Payment Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                   "Due Period": With respect to any Payment Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the related Due Date.

                   "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which are rated "AAA" or "D-1+", as applicable, by DCR (if rated by DCR) and A-1 by S&P
(or comparable ratings if DCR and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                                       -5-



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                   "Equity Certificates": The certificates evidencing the
beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Owner Trust Agreement.

                   "Estate in Real Property": A fee simple estate in a parcel of land.

                   "Expense Fee": With respect to each Mortgage Loan on Schedule 3 attached hereto and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Expense Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                   "Expense Fee Rate": 0.21% per annum.

                   "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association ("FNMA") or any successor thereto.

                   "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                   "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by
Section 2.01 or Section 3.16(c)), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                   "Freddie Mac": Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation ("FHLMC") or any successor thereto.

                   "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                   "Indenture Trustee": Norwest Bank Minnesota, National Association, a national banking association, in its capacity as Indenture Trustee, or its successor in interest, or any successor indenture trustee appointed as provided in the Indenture.

                   "Indenture Trustee Fee": The amount payable to the Indenture Trustee on each Payment Date pursuant to the Indenture as compensation for all services rendered by it, which amount shall equal one twelfth of the product of
(i) the Indenture Trustee Fee Rate, multiplied by (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as

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of the second preceding Due Date (or, in the case of the initial Payment Date, as of the Cut-off Date).

                   "Indenture Trustee Fee Rate": 0.0035% per annum.

                   "Index": With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of a date as specified in the related Mortgage Note.

                   "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                   "Issuer": Wilshire REIT Trust Series 1998-1, a Delaware Business Trust, or its successor in interest.

                   "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                   "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Estate by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.01 or Section 3.16(c). With respect to any REO Property, a Final Recovery Determination is made as to such REO Property.

                   "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.01, Section 3.16(c) or Section 3.23.

                   "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

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                   "Master Servicer": Wilshire Servicing Corporation or its
successor in interest, in its capacity as Master Servicer hereunder.

                   "Master Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Master Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                   "Master Servicing Fee Rate": 0.05% per annum.

                   "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                   "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                   "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                   "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                   "Mortgage File": The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or this Servicing Agreement.

                   "Mortgage Loan": Each mortgage loan identified in the Mortgage Loan Schedule.

                   "Mortgage Loan Purchase Agreement": The agreement, dated as of September 1, 1998, among the Seller, the Transferor and the Issuer.

                   "Mortgage Loan Remittance Rate": With respect to any Mortgage Loan or REO Property, as of any date of determination, the then applicable Net Mortgage Rate in respect thereof plus the Indenture Trustee Fee Rate, the Master Servicing Fee Rate and the Expense Fee Rate.


                                       -8-



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                   "Mortgage Loan Schedule":  As of any date, the list of
Mortgage Loans attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

            (i)   the Mortgage Loan identifying number;

           (ii)   the Mortgagor's name;

          (iii) the street address of the Mortgaged Property including the state and zip code;

           (iv) a code indicating whether the Mortgaged Property is owner-occupied;

            (v) the type of Residential Dwelling constituting the Mortgaged Property;

           (vi)   the original months to maturity;

          (vii)   the Loan-to-Value Ratio at origination;

         (viii) the Mortgage Rate in effect immediately following the Cut-off Date;

           (ix) the date on which the first Monthly Payment was due on the Mortgage Loan;

            (x)   the stated maturity date;

           (xi) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

          (xii) the last Due Date on which a Monthly Payment was actually applied to the unpaid
                  Stated Principal Balance;

         (xiii)   the original principal amount of the Mortgage Loan;

          (xiv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

           (xv) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

          (xvi) a code indicating the purpose of the Mortgage Loan (I.E., purchase financing, rate/term refinancing, cash-out refinancing);

         (xvii) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

         (xviii) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

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          (xix)   the Mortgage Rate at origination;

           (xx) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

          (xxi)   a code indicating the documentation program;

         (xxii) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

         (xxiii)  the risk grade;

         (xxiv)   the Value of the Mortgaged Property; and

          (xxv)   the sale price of the Mortgaged Property, if applicable.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction thereof as a result of a Debt Service
Reduction or operation of the Relief Act.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Most Senior Class": The Class A Notes, or after the Class A Notes have been paid in full, the Class of Subordinate Notes then outstanding with the lowest numerical designation.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable

Mortgage Rate for such Mortgage Loan minus the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate, the Master Servicing Fee Rate and the Expense Fee Rate.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made (including any P&I Advance made with respect to such Mortgage Loan that was made by the Servicer as master servicer under another securitization) or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Note Balance": With respect to any Note, as of any date of determination, the Note Balance of such Note on the Payment Date immediately prior to such date of determination, minus all payments allocable to principal made thereon and Realized Losses allocated thereto on such immediately prior Payment Date (or, in the case of any date of determination up to and including the initial Payment Date, the initial Note Balance of such Note, as stated on the face thereof).

                  "Note Owner": With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository
Participant acts as agent.

                  "Note Register": The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

                  "Note Registrar": The Indenture Trustee, in its capacity as Note Registrar or its successor in interest, or any successor Note Registrar appointed as provided in the Indenture.

                  "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, except that solely for the purposes of giving any consent pursuant to the Indenture, the Owner Trust Agreement or the Servicing Agreement, any Note registered in the name of the Seller, the Depositor, the Issuer, the Master Servicer or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained. The Indenture Trustee may conclusively rely upon a certificate of the Seller, the Depositor, the Issuer, the Master Servicer or the Servicer in determining whether a Note is held by an Affiliate thereof. All references herein to "Holders" or "Noteholders" shall reflect the rights of Note Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Indenture Trustee shall be required to recognize as a "Holder" or "Noteholder" only the Person in whose name a Note is registered in the Note Register.

                  "Notes": Asset-Backed Floating Rate Notes, Series 1998-11, designated as the "Notes" in the Indenture.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller; with respect to the Servicer or Master Servicer, any officer who is authorized to act for the Servicer in matters relating to this Agreement, and whose action is binding upon the Servicer or Master Servicer, as applicable, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Issuer, the Master Servicer or the Servicer acceptable to the Indenture Trustee.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Estate as of the Closing Date.

                  "Owner Trust Agreement": The Trust Agreement, dated as of September 1, 1998, as amended and restated by the Amended and Restated Trust Agreement, dated as of September 1, 1998, between the Owner Trustee and the Depositor.

                  "Owner Trustee": Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Owner Trust Agreement.

                  "Payment Account": The trust account or accounts created and maintained by the Indenture Trustee pursuant to Section 3.01 of the Indenture which shall be entitled "Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the registered holders of Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Floating Rate Notes, Series 1998-11". The Payment Account must be an Eligible Account.

                  "Payment Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 1998.

                  "Percentage Interest": With respect to any Class of Notes, the portion of the respective Class evidenced by such Note, expressed as a percentage, the numerator of which is the initial Note Balance represented by such Note, and the denominator of which is the initial aggregate Note Balance of all of the Notes of such Class. The Notes are issuable only in Percentage Interests corresponding to initial Note Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however that a single Note of each Class may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Note Balance of such Note or to an otherwise authorized denomination for such Class plus such remainder.

                  "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Issuer, the Servicer, the Indenture Trustee or any of their respective Affiliates:

                           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                           (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution;

                           (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                           (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                           (v) commercial paper (including both
         non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                           (vi) units of money market funds, including money market funds advised by the Indenture Trustee or an Affiliate thereof, that have been rated "AAA" by DCR (if rated by DCR) and "AAA" by S&P; and

                           (viii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Notes;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Payment Date pursuant to Section 4.01.

                  "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Estate, the Prepayment Charges so held being identified in the Prepayment Charge Schedule.

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges included in the Trust Estate on such date, attached hereto as
Schedule 2 (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

            (i)   the Mortgage Loan identifying number;

           (ii)   a code indicating the type of Prepayment Charge;

          (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

           (iv)   the expiration date of the Prepayment Charge;

            (v)   the original principal balance of the related Mortgage Loan;

           (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date;

                  The Prepayment Charge Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement.

              "Prepayment Interest Shortfall": With respect to any Payment Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

              "Prepayment Period": With respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

              "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any prepayment charge that may have been collected by the Servicer in connection with such payment of principal) representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

              "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased (i) pursuant to or as contemplated by Section 2.01 or
Section 3.16(c), and as confirmed by an Officers' Certificate from the Servicer to the Indenture Trustee or (ii) in connection with a partial redemption as described in Section 7.09, an amount equal to the sum of: (i) 100% of the Stated Principal Balance thereof as of the date of purchase, (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to the Indenture, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Loan Remittance Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, minus the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest; (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property; (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and Section 3.16(b); and (v) in the case of a Mortgage Loan required to be purchased pursuant to
Section 2.01, expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation.

              "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the

Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to each Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to each Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to each Adjustable Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to- Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Servicer at least equal to the risk grading assigned on the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Exhibit 2 to the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

              "Rating Agency" or "Rating Agencies": DCR and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Master Servicer and the Servicer.

              "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus
(ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.11(iii).

              With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Estate, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Payment Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.11(ix) and Section 3.16(b), minus
(v) the aggregate of all P&I Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Payment Account pursuant to
Section 3.23.

              With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

              With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

              "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

              "Related Documents": With respect to each Mortgage Loan, the documents specified in Section 2.4(b) of the Mortgage Loan Purchase Agreement and Section 2.03 of the Indenture and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Owner Trust Agreement, the Indenture or the Servicing Agreement.

              "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

              "Relief Act Interest Shortfall": With respect to any Payment Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

              "Remittance Report": A report in form and substance that would be acceptable to Fannie Mae on a magnetic disk or tape prepared by the Servicer pursuant to Section 4.01 with such additions, deletions and modifications as agreed to by the Indenture Trustee and the Servicer.

              "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.23.

              "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Estate.

              "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Estate, one month's interest at the applicable Mortgage Loan Remittance Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Payment Date in such calendar month.

              "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

              "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Estate through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

              "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit A-1 or Exhibit A-2 attached hereto.

              "Residential Dwelling": Any one of the following: (i) an attached or detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

              "Responsible Officer": When used with respect to the Indenture Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

              "Scheduled Principal Balance": With respect to any Mortgage Loan:
(a) as of the Cutoff Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Estate up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

              "Seller": Wilshire Real Estate Investment Trust Inc. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

              "Servicer": Ameriquest Mortgage Company ("Ameriquest") or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

              "Servicer Event of Default": One or more of the events described in Section 6.01.

              "Servicer Remittance Date": With respect to any Payment Date, 3:00 p.m. New York time on the 18th day of the calendar month in which such Payment Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day; provided, however, that if such immediately preceding Business Day is the Determination Date, the Servicer Remittance Date shall be the next succeeding Business Day.

              "Servicer Termination Test": With respect to any Payment Date, the Servicer Termination Test will be failed if the Cumulative Loss Percentage exceeds 5.75%; provided, however that such Servicer Termination Test shall not apply if the Master Servicer is the Servicer.

              "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

              "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14, Section 3.16 and
Section 3.23. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

              "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

              "Servicing Fee Rate": 0.50% per annum.

              "Servicing Officer": Any employee of the Master Servicer or Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Master Servicer or Servicer, as applicable, to the Indenture Trustee and the Issuer on the Closing Date, as such list may from time to time be amended.

              "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

              "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to the Indenture on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to the Indenture on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of
Section 3.16, to the extent distributed pursuant to the Indenture on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Payment Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Estate, minus the sum of (i) if such REO Property was acquired before the Payment Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to the Indenture on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to the Indenture on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Payment Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

              "Stayed Funds": If the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in Section 6.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

              "Subordinate Note": Any Class M-1 Note, Class M-2 Note or Class M-3 Note.

              "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

              "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

              "Sub-Servicing Agreement": The written contract between the Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

              "Transferor": Wilshire REIT 1998-1, Inc.

              "Trust Estate": The meaning specified in the Granting Clause of the Indenture.

              "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

              "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

              "Voting Rights": The portion of the voting rights of all of the Notes which is allocated to any Note. At all times during the term of this Agreement, (i) 100% of all of the Voting Rights shall be allocated to the Most Senior Class of Notes, in proportion to their then outstanding Note Balances. All Voting Rights allocated to any Class of Notes shall be allocated among such Notes PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


              SECTION 2.01. Enforcement of Representations and Warranties.

              (a) Upon discovery by the Master Servicer, the Servicer, the Indenture Trustee or the Issuer of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Noteholders in such Mortgage Loan (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the party discovering such breach shall give prompt written notice to the other parties.
 The
Indenture Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Trust Estate at the Purchase Price within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans.

              Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Estate and will be retained by the Seller. For the month of substitution, distributions to Noteholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give or cause to be given written notice to the Noteholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee and the Owner Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Estate and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

              For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (with respect to each Qualified Substitute Mortgage Loan, the "Substitution Shortfall Amount"), if any, by which the Purchase Price of each such Deleted Mortgage Loan exceeds, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Mortgage Loan Remittance Rate. On the date of such substitution the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the applicable Substitution Shortfall Amounts, if any.

         It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, against the Seller. In connection with the purchase of or substitution of any such Mortgage Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Mortgage Loan Purchase Agreement applicable to such Mortgage Loan. The Indenture Trustee or a Custodian on its behalf, upon receipt of written certification from the Master Servicer of deposit of the Purchase Price, in the case of a repurchased Mortgage Loan or upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification from the Master Servicer of deposit of the Substitution Shortfall Amount, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File.

              (b)(i) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.03(a) which materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

              (ii) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.03(a) which materially and adversely affects the interests of the Certificateholders to any Prepayment Charge, the Servicer shall cure such breach in all material respects. If the representation made by the Servicer in Section 2.03(a)(vii) is breached, the Servicer must pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount collected and paid by the Servicer into the Collection Account; and if the covenant made by the Servicer in Section 2.03(a)(viii) is breached, the Servicer must pay into the Collection Account the amount of the waived Prepayment Charge.

              (iii) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the

Master Servicer set forth in Section 2.03(b) which materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

              SECTION 2.02.         Existence.

              The Issuer will keep in full force and effect its existence, rights and franchises as a business trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement.

              SECTION 2.03. Representations, Warranties and Covenants of the Servicer and the Master Servicer.

              (a) The Servicer hereby represents, warrants and covenants to the Issuer, the Seller, the Indenture Trustee and the Noteholders that as of the Closing Date or as of such date specifically provided herein:

                (i) The Servicer is a corporation duly organized, validly
              existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

               (ii) The Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Issuer and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

              (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

               (iv) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

                (v) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

              (vii) The information set forth in the Prepayment Charge Schedule (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally) under applicable state law; and

              (viii) The Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default) and in no event will it waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

              (b) The Master Servicer hereby represents, warrants and covenants to the Issuer, the Seller, the Indenture Trustee and the Noteholders that as of the Closing Date or as of such date specifically provided herein:

                (i) The Master Servicer is duly organized, validly existing and in good standing as a Delaware corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement.

               (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

              (iii) The execution and delivery of this Agreement by the Master Servicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Master Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Master Servicer or by which the Master Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Master Servicer is a party or by which the Master Servicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Master Servicer's ability to perform its obligations under this Agreement.

               (iv) The Master Servicer or one of its Affiliates is an approved servicer for Fannie Mae in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make such party unable to comply with Freddie Mac or Fannie Mae (as applicable) eligibility requirements or which would require notification to Freddie Mac or Fannie Mae (as applicable).

                (v) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it contained in this Agreement.

               (vi) There are no actions or proceedings against or
              investigations known to the Master Servicer before any court, administrative or other tribunal that (A) might prohibit its entering into this Agreement, (B) seek to prevent the consummation of the transactions contemplated by this Agreement or (C) might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement.

              (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or the compliance by the Master Servicer with, this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

              (viii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

              It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03 shall survive delivery of the Mortgage Files to the Indenture Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, the Seller, the Issuer and the Noteholders. Upon discovery by any of the Issuer, the Master Servicer, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Noteholders or Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Indenture Trustee. Subject to Section 6.01, the obligations of the Master Servicer and the Servicer set forth in Section 2.01(b) to cure breaches shall constitute the sole remedies against the Master Servicer or the Servicer, as applicable, available to the Noteholders, the Certificateholders, the Issuer or the Indenture Trustee on behalf of the Noteholders respecting a breach of the representations, warranties and covenants contained in this Section 2.03.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

              SECTION 3.01.         Servicer to Act as Servicer.


         The Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and in the best interests of and for the benefit of the Noteholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                (i) any relationship that the Servicer, any Sub-Servicer or any
              Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

               (ii) the ownership of any Note by the Servicer or any Affiliate of the Servicer;

              (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

               (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Indenture Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Noteholders and the Indenture Trustee, and upon notice to the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Indenture Trustee and Noteholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Indenture Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Servicer or any Sub- Servicer to carry out their servicing and administrative duties hereunder, and the Indenture Trustee hereby grants to the Servicer a power of attorney to carry out such duties. The Indenture Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

              In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Noteholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

              Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable).

              The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

              SECTION 3.02. Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

              (a) The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Notes) with Sub-Servicers, for the servicing and administration of the Mortgage
Loans.

              Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing

Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders, without the consent of the Holders of Notes entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Notes entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Master Servicer, the Indenture Trustee and the Owner Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

              (b) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Indenture Trustee and the Noteholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

              SECTION 3.03.         Successor Sub-Servicers.

              The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.


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



              Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

              SECTION 3.04.         Liability of the Servicer.

              Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Noteholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

              SECTION 3.05. No Contractual Relationship Between Sub-Servicers and Indenture Trustee, Issuer or Noteholders.

              Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Indenture Trustee, Issuer and Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

              SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Indenture Trustee.

              In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Default), the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee or its designee) shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee or its designee) elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section
3.03. Upon such assumption, the Master Servicer (or the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee appointed pursuant to Section 6.02) shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the

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



assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Master Servicer, the Indenture Trustee, its designee or any successor Servicer, as applicable, shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

              The Servicer at its expense shall, upon request of the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee), deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

              SECTION 3.07.        Collection of Certain Mortgage Loan Payments.

              The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also, waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Payoff") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

              SECTION 3.08.         Sub-Servicing Accounts.

              In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event

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



more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub- Servicer receives such payments.

              SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

              The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub- Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article VII; or (vi) recover amounts deposited in error. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.


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



              SECTION 3.10.         Collection Account.

              (a) On behalf of the Trust Estate, the Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Indenture Trustee and the Noteholders. On behalf of the Trust Estate, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest (net of the related
              Servicing Fee) on each Mortgage Loan;

              (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property);

               (iv) any amounts required to be deposited pursuant to Section
              3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                (v) any amounts required to be deposited by the Servicer
              pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

               (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.01;

              (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.01; and

              (viii) all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans.


              The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, "NSF" fees, administrative charges and/or assumption fees need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Notwithstanding the foregoing, the Servicer shall deposit in the Collection Account all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date with respect to any Mortgage Loan listed on Schedule 4 attached hereto. Such payments shall be used by the Servicer as repayment for any P&I Advances made with respect to such Mortgage Loans that were made by the Servicer under prior securitizations.

              (b) On behalf of the Trust Estate, the Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account on or before 3:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Payment Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Payment Account) for the related Payment Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Servicer, the Indenture Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

              (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Master Servicer and the Indenture Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof.

              (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Indenture Trustee for deposit in an account (which may be the Payment Account and must satisfy the standards for the Payment Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request that the Indenture Trustee withdraw such amount from the Payment Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Indenture Trustee from time to time for deposit, and the Indenture Trustee shall so deposit, in the Payment Account:

                (i) any P&I Advances, as required pursuant to Section 4.01;

               (ii) any amounts required to be deposited pursuant to Section
              3.23(d) or (f) in connection with any REO Property;

              (iii) any amounts required to be deposited pursuant to Section
              3.24 in connection with any Prepayment Interest Shortfalls; and

               (iv) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

              (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Indenture Trustee shall deposit such funds in the Payment Account, subject to withdrawal thereof pursuant to Section 6.02(b) or as otherwise permitted hereunder.

              SECTION 3.11.         Withdrawals from the Collection Account.

              (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.01:

                (i) to remit to the Indenture Trustee for deposit in the Payment
              Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

               (ii) subject to Section 3.16(d), to reimburse the Servicer or
              Master Servicer, as the case may be, for P&I Advances (including any P&I Advance made with respect to such Mortgage Loan that was made by the Servicer as master servicer under another securitization), but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

              (iii) subject to Section 3.16(d), to pay the Master Servicer, the Servicer or any Sub- Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances (including any servicing fee incurred or any Servicing Advance made with respect to such Mortgage Loan that was made by the Servicer as master servicer under another securitization), with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

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



               (iv) to pay to the Servicer as servicing compensation (in
              addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                (v) to pay to the Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.01 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

               (vi) to reimburse the Servicer for any P&I Advance (including any
              P&I Advance made with respect to such Mortgage Loan that was made by the Servicer as master servicer under another securitization) previously made which the Servicer has determined to be a Nonrecoverable P&I Advance in accordance with the provisions of
              Section 4.01;

              (vii) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 5.03;

              (viii) to reimburse the Servicer for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.01 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

               (ix) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                (x) to clear and terminate the Collection Account upon a
              termination pursuant to Section 7.08.

              The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Indenture Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.


              SECTION 3.12.       Investment of Funds in the Collection Account.

              (a) The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this

Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand.

              (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

              SECTION 3.13.         [intentionally omitted]

              SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

              (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Noteholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

              In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

              (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Indenture Trustee (upon the Indenture Trustee's reasonable request) with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Indenture Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.


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



              SECTION 3.15.         Enforcement of Due-On-Sale Clauses;
                                    Assumption Agreements.

              The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Indenture Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

              Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.


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



              SECTION 3.16.         Realization Upon Defaulted Mortgage Loans.

              (a) The Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and
Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

              (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Indenture Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the Trust Estate or the Noteholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Estate to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                (2) there are no circumstances present at such Mortgaged
              Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Estate to take such actions with respect to the affected Mortgaged Property.

              The cost of the environmental audit report contemplated by this
Section 3.23 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the

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



Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

              If the Servicer determines, as described above, that it is in the best economic interest of the Trust Estate to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Estate. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

              (c) The Master Servicer, at its option, may purchase from the Trust Estate any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Indenture Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Indenture Trustee or a Custodian on its behalf, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto. Notwithstanding the foregoing, the Master Servicer may not purchase any Mortgage Loan pursuant to this Section unless it pays to the Servicer (if the Servicer is Ameriquest) a fee in the amount equal to the product of (i) 0.50% multiplied by (ii) the aggregate Scheduled Principal Balance of the related Mortgage Loan, plus all accrued but uncollected Servicing Fees, P&I Advances, Servicing Advances, Late Charges and "NSF" fees assessed to the related Mortgage Loan, or such lower amount as may be agreed to by Ameriquest and the Master Servicer.

              (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and P&I Advances (including any P&I Advance, servicing fee incurred or Servicing Advances made with respect to such Mortgage Loan that was made by the Servicer as master servicer under another securitization), pursuant to Section 3.11(ii) or (iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(iii).

              SECTION 3.17. Indenture Trustee to Cooperate; Release of Mortgage Files.

              (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Indenture Trustee and any related Custodian by a certification in the form of Exhibit A-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or such Custodian, as the case may be, shall promptly release the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Payment Account.

              (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Indenture Trustee and any related Custodian shall, upon request of the Servicer and delivery to the Indenture Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit A-l, release the related Mortgage File to the Servicer, and the Indenture Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee or to such Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Indenture Trustee or such Custodian to the Servicer.

              (c) Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

              SECTION 3.18.         Servicing Compensation.

              As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

              Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

              SECTION 3.19. Reports to the Indenture Trustee; Collection Account Statements.

              Not later than fifteen days after each Payment Date, the Servicer shall forward to the Indenture Trustee, the Master Servicer and the Issuer a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on such Payment Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in
Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement shall include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Payment Date. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Indenture Trustee.

              SECTION 3.20.         Statement as to Compliance.

              The Servicer will deliver to the Master Servicer, the Indenture Trustee, the Issuer and each Rating Agency on or before April 15 of each calendar year commencing in 1999, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Indenture Trustee.

              SECTION 3.21.         Independent Public Accountants' Servicing
                                    Report.

              Not later than April 15 of each calendar year commencing in 1999, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Master Servicer, the Indenture Trustee, the Issuer and each Rating Agency. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Indenture Trustee. In the event such firm of independent certified public accountants requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

              SECTION 3.22.         Access to Certain Documentation.

              The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Noteholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Noteholder, the Indenture Trustee and to any Person identified to the Servicer as a prospective transferee of a Note, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

              SECTION 3.23.         Title, Management and Disposition of REO
                                    Property.

              (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders.

              (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Indenture Trustee for the benefit of the Noteholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

              (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Noteholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO
              Property that may
              result in the imposition of a lien thereon; and

              (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

              (d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances (including any servicing fees incurred on, P&I Advance or Servicing Advance made with respect to such Mortgage Loan that was made by the Servicer as master servicer under another securitization) made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Payment Account in accordance with Section 3.10(d)(ii), for distribution on the related Payment Date in accordance with the Indenture, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

              (e) Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

              (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Payment Account in accordance with
Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Payment Date in accordance with the Indenture.

              (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.


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



              SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

              The Servicer shall deliver to the Indenture Trustee for deposit into the Payment Account on or before 3:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

              SECTION 3.25. Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

              In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Estate, the Indenture Trustee, the Issuer, the Owner Trustee and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                                   ARTICLE IV

                        REMITTANCE REPORTS; P&I ADVANCES

              SECTION 4.01.         Remittance Reports; P&I Advances.

              (a) On the Business Day following each Determination Date, the Servicer shall deliver to the Indenture Trustee by telecopy (or by such other means as the Servicer and the Indenture Trustee may agree from time to time) a Remittance Report with respect to the related Payment Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Servicer in respect of the related Payment Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable P&I Advances in respect of such Payment Date and (ii) such other information with respect to the Mortgage Loans as the Indenture Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by the Indenture and to prepare the statements to Noteholders contemplated by the Indenture. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer. The Indenture Trustee hereby agrees to forward a copy of the Remittance Report in electronic format to the Master Servicer by the Business Day following its receipt thereof.

              (b) The amount of P&I Advances to be made by the Servicer for any Payment Date shall equal, subject to Section 4.01(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.23 for distribution on such Payment Date.

              On or before 3:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the

Available Payment Amount for the related Payment Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Noteholders pursuant to the Indenture on such Payment Date if such amounts held for future distributions had not been so used to make P&I Advances. The Indenture Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Indenture Trustee on such date is less than the P&I Advances required to be made by the Servicer for the related Payment Date.

              (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Estate pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

              (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Indenture Trustee.

              SECTION 4.02.         Determination of Realized Losses.

              Prior to each Determination Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan:
(A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Indenture Trustee by the Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                                    ARTICLE V

                                  THE SERVICER

              SECTION 5.01.         Liability of the Servicer.

              The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Servicer herein.

              SECTION 5.02.         Merger or Consolidation of the Servicer.

              Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Servicer will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Mortgage Loans and to perform its respective duties under this Agreement.

              The Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Notes in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

              SECTION 5.03. Limitation on Liability of the Master Servicer, Servicer and Others.

              None of the Master Servicer, the Servicer nor any of the directors, officers, employees or agents of the Master Servicer or Servicer shall be under any liability to the Trust Estate or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer, Servicer and any director, officer, employee or agent of the Master Servicer or Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, Servicer and any director, officer, employee or agent of the Master Servicer or Servicer shall be indemnified and held harmless by the Trust Estate against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Master Servicer or Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Master Servicer and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, unless the Master Servicer or the Servicer acts without the consent of Holders of Notes entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Estate, and the Master Servicer or the Servicer, as the case may be, shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

              SECTION 5.04.         Limitation on Resignation of the Servicer.

              The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Master Servicer, the Indenture Trustee and the Issuer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Indenture Trustee and the Issuer) that such resignation will not cause such Rating Agency to reduce the then current rating of the Notes. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Master Servicer, the Indenture Trustee and the Issuer. No resignation of the Servicer shall become effective until the Master Servicer (or if the Master Servicer is not the successor, the Indenture Trustee or a successor servicer) shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

              Except as expressly provided herein, the Servicer shall not assign nor transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

              SECTION 5.05. Rights of the Indenture Trustee and the Issuer in Respect of the Servicer.

              The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Master Servicer, the Issuer and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Master Servicer, the Issuer and the Indenture Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Master Servicer, the Issuer and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Master Servicer, the Issuer, the Indenture Trustee or the Trust Estate, and in each case, the Master Servicer, the Issuer or the Indenture Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Master Servicer, the Indenture Trustee or the Issuer may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Master Servicer, the Issuer, the Indenture Trustee or any of their designees. The Master Servicer, the Issuer and the Indenture Trustee shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

              SECTION 5.06.         Indemnification of the Indenture Trustee.

              The Servicer agrees to indemnify the Indenture Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement. Any payment hereunder made by the Servicer to the Indenture Trustee shall be from the Servicer's own funds, without reimbursement from the Trust Estate therefore.

                                   ARTICLE VI

                                     DEFAULT

              SECTION 6.01.         Servicer Events of Default.

              "Servicer Event of Default," wherever used herein, means any one of the following events:

                (i) any failure by the Servicer to remit to the Indenture
              Trustee for distribution to the Noteholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.01) required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Servicer and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights; or

               (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in this Agreement which continues unremedied for a period of 45 days after the earlier of
              (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by either the Master Servicer or the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of Notes entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

               (iv) the Servicer shall consent to the appointment of a
              conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) any failure by the Servicer of the Servicer Termination
              Test; provided, however that if the Master Servicer is the Servicer such Servicer Termination Test shall not apply; or

              (vii) any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date.

If a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Indenture Trustee may, and at the written direction of the Holders of Notes entitled to at least 51% of Voting Rights, the Indenture Trustee shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer in its capacity as a Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer in its capacity as a Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) pursuant to and under this Section and, without limitation, the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Payment Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 5.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Indenture Trustee and such notice references the Notes, the Trust Estate or this Agreement.

              SECTION 6.02.         Master Servicer or Indenture Trustee to Act;
                                    Appointment of Successor.

              (a) On and after the time the Servicer receives a notice of termination, the Master Servicer or if the Master Servicer is the Servicer, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer (except if the Indenture Trustee is successor for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.01(b) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make P&I Advances pursuant to Section 4.01; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make P&I Advances pursuant to Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 6.01 shall not be considered a default by the Master Servicer or the Indenture Trustee as successor to the Servicer hereunder. As compensation therefor, the Master Servicer or the Indenture Trustee, as the case may be, shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation). Notwithstanding the above and subject to the next paragraph, the Master Servicer or the Indenture Trustee, as the case may be, may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Notes entitled to at least 51% of the Voting Rights so request in writing to the Master Servicer or the Indenture Trustee, as the case may be, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Master

Servicer or the Indenture Trustee, as the case may be, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Master Servicer or the Indenture Trustee, as the case may be, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Master Servicer or the Indenture Trustee, as the case may be, shall act in such capacity as hereinabove provided.

              Upon removal or resignation of the Servicer, if the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) is not going to serve as successor Servicer, the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) with the cooperation of the Issuer, (x) shall solicit bids for a successor Servicer as described below and
(y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by such predecessor Servicer. The Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Indenture Trustee or any affiliate thereof). Such public announcement shall specify that the successor Servicer shall be entitled to the servicing compensation agreed upon between the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee), the successor Servicer and the Issuer; provided, however, that no such fee shall exceed the related Servicing Fee. Within thirty days after any such public announcement, the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee), with the cooperation of the Issuer, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) upon receipt of the purchase price shall pay such purchase price to the Servicer being so removed, after deducting from any sum received by the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Master Servicer (or if the Master Servicer is the Servicer, the Indenture Trustee) to the Servicer at the time of such sale.

              (b) If the Servicer fails to remit to the Indenture Trustee for distribution to the Noteholders any payment required to be made under the terms of the Notes and the Indenture (for purposes of this Section 6.02(b), a "Remittance") because the Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Indenture Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 6.01, advance the amount of such Remittance by depositing such amount in the Payment Account on the related Payment Date. The Indenture Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Indenture Trustee, can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Indenture Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Indenture Trustee or the deposit thereof in the Payment Account by the Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Indenture Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Payment Account; however, nothing in this Agreement shall be deemed to affect the Indenture Trustee's rights to recover from the Servicer's own funds interest on the amount of any such advance. If the Indenture Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Indenture Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Payment Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

              SECTION 6.03.         Notification to Noteholders.

              (a) Upon any termination of the Servicer pursuant to Section 6.01 above or any appointment of a successor to the Servicer pursuant to Section 6.02 above, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

              (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to the Master Servicer and to all Holders of Notes notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

              SECTION 6.04.         Waiver of Servicer Events of Default.

              The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Notes affected by any default or Servicer Event of Default hereunder may waive such default or Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 6.01 may be waived only by all of the Holders of the Notes. Upon any such waiver of a default or Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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




                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

              SECTION 7.01.         Amendment.

               This Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies to the effect that the amendment will not result in the downgrading or withdrawal of the ratings then assigned to the Notes.

              SECTION 7.02.         Governing Law.

              This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

              SECTION 7.03.         Notices.

              All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Master Servicer, Wilshire Servicing Corporation, 1776 South West Madison Street, Portland, Oregon 97205, Attention: Mr. Robert Rosen (facsimile number: (503) 233-8799), (b) in the case of the Servicer, Ameriquest Mortgage Company, 1100 Town & Country Road, 11th Floor, Orange, California 92868,
Attention: General Counsel (telecopy number (714) 564-9639), (c) in the case of DCR, Duff & Phelps Credit Rating Co., 17 State Street, New York, New York 10004,
(d) in the case of S&P, Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, (e) in the case of the Issuer (or the Owner Trustee on behalf of the Issuer), c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (telecopy number (302) 651-8882) (with copies to Wilshire Real Estate Investment Trust Inc., 1776 South West Madison Street, Portland, Oregon 97205, Attention: 1776 South West Madison Street, Portland, Oregon 97205,
Attention: Mr. Robert Rosen (facsimile number: (503) 233-8799), (f) in the case of the Indenture Trustee, Norwest Bank Minnesota, National Association, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention; Corporate Trust Services/Asset-Backed Administration (telecopy number (612) 667-3539) (with a copy to Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Securities Administration (telecopy number (410) 884-2360)), (g) in the case of the Seller, Wilshire Real Estate Investment Trust Inc., 1776 South West Madison Street, Portland, Oregon 97205, Attention: 1776 South West Madison Street, Portland, Oregon 97205, Attention: Mr. Robert Rosen (facsimile number: (503) 233-8799), or as to each party, at such other address as shall be designated by such party in written notice to each other party. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

              SECTION 7.04.         Severability of Provisions.

              If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.


              SECTION 7.05.         Article and Section References.

              All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

              SECTION 7.06.         Third-Party Beneficiaries.

              This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Seller and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

              SECTION 7.07.         Counterparts.

              This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              SECTION 7.08          Termination.

              Except with respect to obligations of the Servicer relating to any representations and warranties or indemnities made by it in this Agreement, the respective obligations and responsibilities of the Servicer, the Indenture Trustee and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

              SECTION 7.09.         Partial Optional Redemption of the Notes.

              (a) At its option, the Majority Certificateholder may obtain the release from the lien of the Indenture and the removal from the obligations of the parties hereto, the Mortgage Loans and each REO Property on Schedule 3 attached hereto remaining in the Trust Estate and in connection therewith effect a partial redemption of the Notes on any Payment Date following the Due Period in which the aggregate Stated Principal Balance of such Mortgage Loans and such REO Properties listed on Schedule 3 attached hereto remaining in the Trust Estate at the time of such election is less than $19,989,567.32. The aggregate redemption price for such partial redemption of the Notes shall be a price which is equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included on such Schedule 3 remaining in the Trust Estate, plus the appraised value of each REO Property, if any, included on such Schedule 3 remaining in the Trust Estate, such appraisal to be conducted by an appraiser mutually agreed upon by the Majority Certificateholder and the Indenture Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of the Trust Estate included on such
Schedule 3 (as determined by the Majority Certificateholder and the Indenture Trustee), as of the close of business on the third Business Day next preceding the date upon which purchase is to take place.

              (b) In order to exercise the foregoing option, the Majority Certificateholder shall, not less than 15 days prior to the proposed Payment Date on which such partial redemption is to be made, deposit the aggregate redemption price for the partial redemption with the Indenture Trustee (and the Indenture Trustee shall deposit such funds in the Payment Account), and shall provide written notice of its exercise of such option to the Indenture Trustee, the Owner Trustee, the Master Servicer and the Servicer. Upon receipt of such payment, the Indenture Trustee shall promptly release or cause to be released to the Majority Certificateholder the related Mortgage Files and the Indenture Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer. Upon release of the related Mortgage Files to the Majority Certificateholder, such Mortgage Loans shall no longer be serviced in accordance with the terms of this Agreement.

              SECTION 7.10.         No Recourse.

              (a) The Master Servicer and the Servicer each acknowledge that no recourse may be had against the Issuer, except as may be expressly set forth in this Agreement.

              (b) It is expressly understood and agreed by and between the parties hereto (i) that this Agreement is executed and delivered by the Owner Trustee, not in its individual capacity but solely as Owner Trustee under the Owner Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer are not personal representations, undertakings and agreements of the Owner Trustee but are binding only on the Issuer created pursuant to the Owner Trust Agreement, (iii) nothing contained herein shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant make or undertaken by the Issuer under this Agreement.

              IN WITNESS WHEREOF, the Master Servicer, the Servicer, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                     WILSHIRE SERVICING CORPORATION
                                     as Master Servicer


                                     By: /s/ Lawrence Mendelsohn
                                         -----------------------------------
                                     Name:   Lawrence Mendelsohn
                                     Title:  President


                                     AMERIQUEST MORTGAGE COMPANY
                                     as Servicer


                                     By: /s/ Judith Hopkinson
                                         -----------------------------------
                                     Name:   Judith Hopkinson
                                     Title:  Executive Vice President


                                     WILSHIRE REIT TRUST SERIES 1998-1,
                                     as Issuer

                                     By:    Wilmington Trust Company, not in
                                            its individual capacity but
                                            solely as Owner Trustee

                                     By: /s/ Emmett Harmon
                                         -----------------------------------
                                     Name:   Emmett Harmon
                                     Title:  Vice President


                                     NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION,
                                     as Indenture Trustee


                                     By: /s/ Randall Reider
                                         -----------------------------------
                                     Name:   Randall Reider
                                     Title:  Assistant Vice President

                                   EXHIBIT A-1


                               REQUEST FOR RELEASE
                        (for Indenture Trustee/Custodian)



LOAN INFORMATION

         Name of Mortgagor:
                           -----------------------------------

         Servicer
         Loan No.:
                           -----------------------------------

INDENTURE TRUSTEE/CUSTODIAN

         Name:
                           -----------------------------------

         Address:
                           -----------------------------------
                           -----------------------------------


         Indenture Trustee/Custodian
         Mortgage File No.:
                           -----------------------------------

DEPOSITOR

         Name:             SALOMON BROTHERS MORTGAGE
                           SECURITIES VII, INC.

         Address:
                           -----------------------------------
                           -----------------------------------


         Notes:            Asset-Backed Floating Rate Notes, Series 1998-11.



                                      A-1-1

              The undersigned Servicer hereby acknowledges that it has received from _______________________, as Indenture Trustee (or a Custodian on its behalf) for the Holders of Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Floating Rate Notes, Series 1998-11, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Servicing Agreement, dated as of September 1, 1998, among the Indenture Trustee, the Issuer and the Servicer (the "Agreement").

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Indenture Trustee.

( )      Mortgage recorded on _________________________ as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image _____________.

( )      Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of ____________________ in book/reel/docket
         _________________ of official records at page/image ______________.

( ) Assignment of Mortgage or Deed of Trust to the Indenture Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

( )      ---------------------------------------------

              The undersigned Servicer hereby acknowledges and agrees as follows:

              (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Indenture Trustee, solely for the purposes provided in the Agreement.

              (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other


                                      A-1-2
         impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

              (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Indenture Trustee (or a Custodian on its behalf) when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

              (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Indenture Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                    [ Servicer]

                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:





                                      A-1-3

                                   EXHIBIT A-2


                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                ASSET-BACKED FLOATING RATE NOTES, SERIES 1998-11


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN
MADE.

LOAN NUMBER:                       BORROWER'S NAME:
            ----------------                        -------------------

COUNTY:
       ------------------

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH
SUCH
PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION
ACCOUNT PURSUANT TO SECTION 3.10 OF THE SERVICING AGREEMENT, HAVE
BEEN OR WILL BE CREDITED.


                                    DATED:
--------------------                      ---------------

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT


                                      A-2-1

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                            [AVAILABLE UPON REQUEST]

                                   SCHEDULE 2

                           PREPAYMENT CHARGE SCHEDULE

                            [AVAILABLE UPON REQUEST]

                                   SCHEDULE 3

                 Schedule of Mortgage Loans from Series 1996-LB3

                            [AVAILABLE UPON REQUEST]

                                   SCHEDULE 4

       Schedule of Mortgage Loans from Series 1997-LB1 and Series 1996-LB3

                            [AVAILABLE UPON REQUEST]